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As filed with the Securities and Exchange Commission on September 4, 2009

Registration No. 333-160836

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DINEEQUITY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-3038279 (I.R.S. Employer Identification No.)

450 North Brand Boulevard
Glendale, California 91203-1903
(818) 240-6055
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Randi V. Morrison
Senior Vice President, Legal, Secretary and General Counsel
450 North Brand Boulevard
Glendale, California 91203-1903
(818) 240-6055
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Rodrigo A. Guerra, Jr.
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Los Angeles, California 90071
(213) 687-5000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Subscription Rights

Warrants

Stock Purchase Contracts

Stock Purchase Units

Total	$200,000,000	100%	$200,000,000	$11,160

(1)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). Subject to Rule 462(b) under the Securities Act, the aggregate public offering price of the securities registered hereby will not exceed $200,000,000, or if any securities are issued in any foreign currencies, composite currencies or currency units, the U.S. dollar equivalent of $200,000,000. An indeterminate number or amount of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Subscription Rights, Warrants, Stock Purchase Contracts and Stock Purchase Units are being registered as may from time to time be offered at currently indeterminate prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest and dividends, if any.

(3)
Calculated pursuant to Rule 457(o) of the Securities Act, based on the maximum aggregate offering price of all securities registered hereunder.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 4, 2009

Prospectus

$200,000,000

DINEEQUITY, INC.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Subscription Rights
Warrants
Stock Purchase Contracts
Stock Purchase Units

        DineEquity, Inc. may offer from time to time, together or separately, common stock, preferred stock, depositary shares, debt securities, which may be senior or subordinated, subscription rights, warrants, stock purchase contracts and stock purchase units.

        This prospectus describes some of the general terms of the securities we may offer. The specific terms of any securities we offer will be described in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus prepared by or on behalf of us, together with additional information described under the heading "Where You Can Find More Information" before you make your investment decision.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

        Our common stock is listed on the New York Stock Exchange under the symbol "DIN."

        Investing in our securities involves risks. See "Risk Factors" beginning on page 2 of this prospectus and in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, as well as in any of our subsequently filed quarterly or current reports that are incorporated herein by reference and in any accompanying prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2009.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a shelf registration process. Under the shelf registration process, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus up to a maximum aggregate offering price of $200 million.

        This prospectus describes some of the general terms of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that contains specific information about the terms of that offering and the manner in which the securities will be offered. The prospectus supplement may also add to, update or change information contained in this prospectus. We urge you to read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with additional information described under the heading "Where You Can Find More Information" before you make your investment decision.

        You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplements and any applicable free writing prospectuses. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

i

        You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

        In this prospectus, we refer to common stock, preferred stock, debt securities, subscription rights, warrants, stock purchase contracts and stock purchase units collectively as the "securities." Unless the context requires otherwise, the terms "company," "we," "our," "ours" and "us" refer collectively to DineEquity, Inc. and its subsidiaries and affiliated companies except that in the discussion of the capital stock and related matters, these terms refer solely to DineEquity, Inc.

ii

 WHERE YOU CAN FIND MORE INFORMATION

        We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. You may read and copy any document we file or furnish with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are available to the public on the SEC's website at www.sec.gov. Our SEC filings are also available through the "Investor Info" section of our website at www.dineequity.com.

        The SEC allows us to "incorporate by reference" information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

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  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009 and June 30, 2009;

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  Portions of the Definitive Proxy Statement on Schedule 14A filed on April 17, 2009 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

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  Current Reports on Form 8-K filed on February 11, 2009, February 17, 2009, February 27, 2009, June 9, 2009, July 15, 2009 and July 31, 2009, and Current Report on Form 8-K/A filed on February 12, 2008; and

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  The description of our common stock set forth in our registration statement on Form 8-A filed on September 7, 1999, and any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.

        Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

        We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

DineEquity, Inc.
450 North Brand Boulevard
Glendale, California 91203-1903
Attn: Corporate Secretary
Telephone: (818) 240-6055

        Except as provided above, no other information, including information on our internet site, is incorporated by reference in this prospectus.

 RISK FACTORS

        You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2008, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See "Where You Can Find More Information" beginning on page 1 of this prospectus.

 FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein contain forward-looking statements that involve expectations, plans or intentions (such as those relating to future business or financial results, new features or services, or management strategies). Such statements are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. While we believe that our estimates and assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, impossible for us to anticipate all factors that could affect our actual results. Our actual results may differ materially from those discussed in such forward-looking statements.

        Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as "believes," "expects," "estimates," "projects," "forecasts," "plans," "anticipates," "targets," "outlooks," "initiatives," "visions," "objectives," "strategies," "opportunities," "drivers," "intends," "scheduled to," "seeks," "may," "will," or "should" or the negative of those terms, or other variations of those terms or comparable language, or by discussions of strategy, plans, targets, models or intentions. Forward-looking statements speak only as of the date they are made, and except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider our forward-looking statements in light of the risks discussed under the heading "Risk Factors" in this prospectus and in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, as well as in any of our subsequently filed quarterly or current reports that are incorporated herein by reference and in any accompanying prospectus supplement.

 THE COMPANY

        We were incorporated under the laws of the State of Delaware in 1976 under the name IHOP Corp. Effective June 2, 2008, our name was changed to DineEquity, Inc. Our principal executive offices are located at 450 North Brand Boulevard, Glendale, California 91203-2306 and our telephone number is (818) 240-6055. Our internet address is www.dineequity.com.

        We currently own, operate and franchise two restaurant chains in the casual dining and family dining categories of the restaurant industry: Applebee's Neighborhood Grill and Bar® and IHOP. With nearly 3,400 franchised or owned-and-operated restaurants combined, we are one of the largest full-service restaurant companies in the world.

Applebee's

        We develop, franchise and operate restaurants in the bar and grill segment of the casual dining category of the restaurant industry under the name "Applebee's Neighborhood Grill & Bar®." The first Applebee's restaurant opened in 1986 in Atlanta, Georgia. With 1,992 system-wide restaurants as of June 30, 2009, Applebee's Neighborhood Grill & Bar is one of the largest casual dining concepts in the world, in terms of number of restaurants and market share. As of June 30, 2009, 76 franchisees operated 1,591 of these restaurants and 401 restaurants were company-operated. Applebee's restaurants are located in 49 states, 14 countries outside of the United States and one U.S. territory.

        Each Applebee's restaurant is designed as an attractive, friendly, neighborhood establishment featuring moderately-priced, high quality food and beverage items, including alcoholic beverages, table service and a comfortable atmosphere. Applebee's restaurants appeal to a wide range of customers, including young adults, senior citizens and families with children.

IHOP

        We develop, franchise and operate restaurants in the family dining category of the restaurant industry under the names "IHOP" and "International House of Pancakes." The first International House of Pancakes restaurant opened in 1958 in Toluca Lake, California. As of June 30, 2009, there were a total of 1,421 IHOP restaurants of which 1,249 were subject to franchise agreements, 161 were subject to area license agreements and 11 were company-operated restaurants. Franchisees and area licensees are independent third parties who are licensed by us to operate their restaurants using our trademarks, operating systems and methods and offer a broad range of entrees, appetizers, desserts and beverages specified by IHOP, including our award-winning pancakes. We own and operate 10 IHOP restaurants in the Cincinnati market primarily for testing new menu items and operational or procedural systems and for other research and development purposes. We also operate, from time to time on a temporary basis, IHOP restaurants we reacquire from IHOP franchisees. IHOP restaurants are located in 50 states in the United States, the District of Columbia, Canada and Mexico.

        IHOP restaurants feature full table service and moderately priced, high-quality food and beverage offerings in an attractive and comfortable atmosphere. Although the restaurants are best known for their award-winning pancakes, omelets and other breakfast specialties, IHOP restaurants offer a broad array of lunch, dinner and snack items as well. IHOP restaurants are open throughout the day and evening hours, and many operate 24 hours a day.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes, including without limitation, the repayment or refinancing of outstanding debt, working capital and/or capital expenditures.

 RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The table below reflects our ratio of earnings to fixed charges and preferred stock dividends for the six months ended June 30, 2009 and 2008, and each of the five years in the period ended December 31, 2008.

	Six Months Ended June 30,			Years Ended December 31,
	2009	2008		2008		2007		2006	2005	2004
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends(1)	1.55x	0.85x	(2)	0.26x	(2)	0.95x	(2)	2.37x	2.31x	2.04x

(1)
For purposes of calculating the ratio of earnings to fixed charges and preferred stock dividends, earnings represent income from continuing operations before income taxes plus fixed charges and amortization of capitalized interest, less interest capitalized and preferred stock dividends. Fixed charges are the sum of total interest expense, including amortization of debt discount and issuance costs, interest capitalized and one-third of rent expense, which represents our estimate of the interest component of rent expense. Preferred stock dividends means the amount of income before income taxes that is required to pay dividends on our outstanding preferred stock.

(2)
Earnings were insufficient to cover fixed charges and preferred stock dividends for the six months ended June 30, 2008 by a deficiency of $21.4 million, and for each of the years ended December 31, 2008 and 2007 by deficiencies of $206.1 million and $3.7 million, respectively.

 DESCRIPTION OF CAPITAL STOCK

        We may offer shares of common stock or preferred stock. The following descriptions of our capital stock and of certain provisions of Delaware law do not purport to be complete and are subject to and qualified in their entirety by reference to our restated certificate of incorporation ("Certificate of Incorporation"), our amended bylaws ("Bylaws") and the Delaware General Corporation Law ("DGCL"). Copies of our Certificate of Incorporation and our Bylaws have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

        As of the date hereof, our authorized capital stock consists of 50,000,000 shares, of which 40,000,000 shares are common stock, par value $0.01 per share, and 10,000,000 shares are preferred stock, par value $1.00 per share. As of September 2, 2009, there were 17,583,159 shares of common stock issued and outstanding and 225,000 shares of preferred stock issued and outstanding. All of our outstanding shares of common stock and preferred stock are fully paid and non-assessable.

Common Stock

        Voting Rights.    Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

        Dividend Rights.    Subject to the dividend rights of the holders of any outstanding series of preferred stock, the holders of shares of common stock are entitled to receive ratably dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine.

        Conversion, Redemption and Preemptive Rights.    Holders of our common stock have no conversion, redemption, preemptive or similar rights.

        Liquidation.    Upon liquidation, dissolution or winding up of our affairs, the holders of common stock are entitled to share ratably in our assets that are legally available for distribution, after payment of all debts, other liabilities and any liquidation preferences of outstanding preferred stock.

Preferred Stock

        Our Certificate of Incorporation authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock, in one or more series. We have designated 220,000 shares of our preferred stock as Series A Perpetual Preferred Stock ("Series A Preferred Stock") and 35,000 shares of our preferred stock as Series B Convertible Preferred Stock ("Series B Preferred Stock"). As of September 2, 2009 there were 190,000 shares of Series A Preferred Stock issued and outstanding and 35,000 shares of Series B Preferred Stock issued and outstanding. We may amend from time to time our Certificate of Incorporation to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of our stock entitled to vote.

        The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include the following:

  •
  the designation of such class or series, the number of shares to constitute such class or series and the stated value thereof if different from the par value thereof;

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  whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may (i) be general or limited,

    (ii) subject to applicable law or regulation, including without limitation the rules of any securities exchange on which securities of any class may be listed, permit more than one vote per share, or (iii) vary among stockholders of the same class based upon such factors as our board of directors may determine including, without limitation, the size of a stockholder's position and/or the length of time with respect to which such position has been held;

  •
  the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

  •
  whether the shares of such class or series shall be subject to redemption by us and, if so, the times, prices and other conditions of such redemption;

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  the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up of us, or upon any distribution of our assets;

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  whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

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  whether the shares of such class or series shall be convertible into, or exchangeable for, shares of common stock, a different series of preferred stock or debt securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same and any other terms and conditions of conversion or exchange;

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  the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by us of, the common stock or shares of stock of any other class or any other series of the same class;

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  the conditions or restrictions, if any, upon the creation of indebtedness or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

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  the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of preferred stock as to the payment of dividends, the distribution of assets and all other matters;

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  the listing, if any, of the preferred stock being offered on any securities exchange;

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  a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

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  information with respect to book-entry procedures, if any; and

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  any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of the Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

        The summary in this prospectus is not complete. You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with the offering of the preferred stock.

Preferred Stock—Series A Perpetual Preferred Stock

        The holders of the Series A Perpetual Preferred Stock have various rights and preferences summarized as follows:

        Voting Rights.    The holders of Series A Perpetual Preferred Stock will not be entitled to vote on any matters to be voted on by the holders of our common stock, except (1) as required by applicable law, (2) as required to amend, modify, alter, repeal or waive any provision of the Certificate of Designation of Series A Perpetual Preferred Stock, and (3) that the holders of the Series A Perpetual Preferred Stock are entitled to vote as a separate class, with each share of Series A Perpetual Preferred Stock being entitled to one vote, with respect to any proposed amendment to our Certificate of Incorporation that would (A) alter or change the powers, preferences or special rights of the shares of Series A Perpetual Preferred Stock, or (B) adversely affect in any material respect the rights of such holders.

        Dividends.    Holders of Series A Perpetual Preferred Stock are entitled to receive quarterly dividends at the rate of (1) 10% per annum to and including November 28, 2009, (2) 12% per annum to and including November 28, 2017 and (3) the greater of (A) 15% per annum and (B) a percentage per annum equal to the treasury rate plus 5%, after November 28, 2017. After November 28, 2008, we may elect to accumulate any dividends. In the event that dividends remain unpaid for two consecutive quarterly dividend periods, the dividend rate will increase prospectively by 2% per annum and will continue to increase prospectively by 2% for each two consecutive quarterly dividend periods thereafter; provided that the maximum dividend rate on the Series A Perpetual Preferred Stock prior to the tenth anniversary of the issue date may not exceed 16% per annum. Upon payment of all accrued and unpaid dividends, the dividend rate will automatically be reduced prospectively to the applicable dividend rate set forth in the first sentence of this paragraph.

        Redemption.    We may redeem the Series A Perpetual Preferred Stock, in whole or in part, at any time, for cash at the applicable redemption price plus accrued and unpaid dividends on the shares of Series A Perpetual Preferred Stock to be redeemed. In addition, upon a change of control, we will be required to redeem all of the outstanding Series A Perpetual Preferred Stock at the applicable redemption price plus accrued and unpaid dividends on the shares of Series A Perpetual Preferred Stock, unless prohibited by applicable law. Prior to the fifth anniversary of the issue date, the redemption price will be at a premium to the liquidation preference for the Series A Perpetual Preferred Stock (up to a maximum of 105%). On and after the fifth anniversary of the issue date, the redemption price will be equal to the liquidation preference for the Series A Perpetual Preferred Stock. The Series A Perpetual Preferred Stock is not subject to any sinking fund.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of us, or any other distribution of our assets, each holder of Series A Perpetual Preferred Stock is entitled to receive, prior to any distribution or payment to any holders of junior securities, including holders of our common stock, an amount in cash equal to $1,000 per share of Series A Perpetual Preferred Stock held by such holder, plus accrued and unpaid dividends, out of our assets available for distribution to stockholders (after payment or provision for all of our debts and other liabilities).

        Conversion.    The Series A Perpetual Preferred Stock is not convertible into or exchangeable for our property or securities.

        Negative Covenants.    We have agreed, for the benefit of the holders of Series A Perpetual Preferred Stock, to the following negative covenants:

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  So long as any shares of Series A Perpetual Preferred Stock are outstanding, we will not enter into an agreement which prohibits the payment of dividends on the Series A Perpetual Preferred Stock.

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  In the event of a failure by us to make any applicable redemption payment required to be made in connection with the redemption of Series A Perpetual Preferred Stock or in the event that dividends on the Series A Perpetual Preferred Stock are accrued and unpaid, until such applicable redemption payment is made or such accrued and unpaid dividends are paid, we will not, without the prior written consent of the holders of a majority of the outstanding shares of Series A Perpetual Preferred Stock: (1) redeem, purchase or otherwise acquire any securities ranking junior to or on parity with the Series A Perpetual Preferred Stock (other than dividends or distributions payable in-kind); (2) acquire or agree to acquire by merger, consolidation or purchase of all or a substantial portion of the assets of, purchase of all or a substantial equity or voting interest in, or by any other manner, any person or division thereof, other than acquisitions not to exceed $30.0 million on an aggregate basis during the period in which any applicable redemption payment remains unpaid or dividends are accrued and unpaid; or (3) incur capital expenditures in excess of $20.0 million in any consecutive 12-month period following the occurrence of such applicable redemption payment that is unpaid or dividends that are accrued but unpaid.

Preferred Stock—Series B Convertible Preferred Stock

        The holders of the Series B Convertible Preferred Stock have various rights and preferences summarized as follows:

        Voting Rights.    The holders of Series B Convertible Preferred Stock are entitled to vote on all matters (including the election of directors) to be voted on by the holders of our common stock, voting together with the common stock as a single class, with each share of Series B Convertible Preferred Stock entitled to one vote for each share of common stock issuable upon conversion thereof.

        Accretion Rate and Extraordinary Dividends.    The stated value of each share of Series B Convertible Preferred Stock, initially $1,000 per share, increases at a rate of 6% per annum, compounded quarterly (the "Accreted Value"). In the event that we declare or pay any dividend or make any distribution upon our common stock, and if such dividend or distribution (assuming the fair market value of such dividend, together with the fair market value of any other dividends or distributions paid or made by us upon our common stock in the preceding consecutive 12-month period, had been paid in cash to holders of the Series B Convertible Preferred Stock based on the number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock at the applicable conversion rate at the beginning of such 12-month period) would have resulted in holders of Series B Convertible Preferred Stock having received dividends and distributions in the preceding consecutive 12-month period having a fair market value in excess of the sum of (x) the Increased Accreted Value (as defined below) for such 12-month period plus (y) any Extraordinary Dividend (as defined below) paid during such 12-month period (any such dividend in excess of such sum, the "Extraordinary Dividend"), then we will also declare and pay to the holders of Series B Convertible Preferred Stock at the same time that we declare and pay such dividend to the holders of our common stock, an Extraordinary Dividend having a fair market value equal to such excess with respect to each share of Series B Convertible Preferred Stock. "Increased Accreted Value" means, for any 12-month period, the increase in the Accreted Value of the Series B Convertible Preferred Stock from the beginning of such 12-month period to the payment date of a dividend for which a calculation is made under this paragraph.

        Redemption.    We may redeem the Series B Convertible Preferred Stock, in whole or in part, on and after the fourth anniversary of the issue date, for cash at a redemption price equal to the Accreted Value. The Series B Convertible Preferred Stock is not subject to any sinking fund.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of us, or any other distribution of our assets, each holder of Series B Convertible Preferred Stock is entitled to receive, prior to any distribution or payment to any holders of junior securities, including holders of our common stock, an amount in cash equal to the aggregate Accreted Value of all shares of Series B Convertible Preferred Stock held by such holder, out of our assets available for distribution to stockholders (after payment or provision for all of our debts and other liabilities).

        Conversion.    The Series B Preferred Stock is convertible at the option of the holder, at any time and from time to time, into a number of shares of common stock computed by multiplying each $1,000 of aggregate Accreted Value of the shares of Series B Convertible Preferred Stock to be converted by the conversion rate then in effect. All outstanding shares of Series B Convertible Preferred Stock will automatically convert into shares of common stock on the fifth anniversary of the issue date at the conversion rate then in effect. The initial conversion rate is 14.44878 shares of common stock per $1,000 of Accreted Value. The conversion rate is subject to adjustment upon certain dilutive events.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and of Delaware Law

        Our Certificate of Incorporation, our Bylaws and the DGCL contain certain provisions that may have the effect of delaying, deferring, discouraging or preventing a takeover attempt that a stockholder might consider in its best interest, including those attempts that result in a premium over the market price for the shares held by stockholders. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

        Special Meetings of Stockholders.    Our Certificate of Incorporation and Bylaws provide that special meetings of our stockholders may be called only by the Chairman of our board of directors, our President or our board of directors. This provision makes it more difficult for stockholders to take action opposed by our board of directors.

        Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or special meeting of stockholders, must provide timely notice to us thereof in writing within the time periods specified in our Bylaws. Our Bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual meeting or from making nominations for directors at an annual or special meeting.

        No Stockholder Action by Written Consent.    Our Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing of such stockholders. This provision limits the ability of any stockholder to take action immediately and without prior notice to our board of directors.

        Classified Board of Directors.    The directors elected by the holders of common stock are divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as may be possible, of one-third of the total number of such directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. In addition, if the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class will hold office for a term that will coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Our Bylaws provide that directors may be removed by our stockholders only for cause.

        No Cumulative Voting.    The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors unless its certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting. A cumulative voting provision could make it easier for minority stockholders to elect one or more directors to our board of directors.

        Authorized but Unissued Capital Stock.    Our Certificate of Incorporation authorizes our board of directors to issue common stock or one or more series of preferred stock and to determine, with respect to any such series of preferred stock, the number of shares to be included in any series and the designation, relative powers, preferences, rights, qualifications, limitations or restrictions of such series of preferred stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. The DGCL does not require stockholder approval for any issuance of previously authorized shares of our capital stock. However, the rules of the New York Stock Exchange, which will apply so long as our common stock is listed on the New York Stock Exchange, require stockholder approval of certain issuances of common stock or securities convertible into or exercisable for common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock.

        One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. In addition, provisions which could discourage an unsolicited tender offer or takeover proposal, such as extraordinary voting, dividend, redemption or conversion rights, could be included in a series of preferred stock.

        Delaware Business Combination Statute.    We are a Delaware corporation that is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder unless:

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  prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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  at or subsequent to that time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting, and not by written consent, by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        A "business combination" includes certain mergers, asset or stock sales and other transactions involving the interested stockholder. Subject to certain exceptions, an "interested stockholder" is any entity or person that, together with that entity's or person's affiliates and associates, owns (or within the previous three years did own) 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

        Section 203 could prohibit or delay a merger or other takeover attempt and, accordingly, may discourage attempts to acquire us.

Stock Exchange Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "DIN."

Transfer Agent and Registrar

        Mellon Investor Services LLC acts as transfer agent and registrar for our common stock.

 DESCRIPTION OF DEPOSITARY SHARES

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. We will describe the particular terms of the depositary shares we offer in a prospectus supplement. The following description outlines some of the general terms and provisions of the depositary shares and is subject to and qualified in its entirety by the deposit agreement and the related depositary receipts. The deposit agreement and the related depositary receipts will be filed with the SEC each time we issue depositary shares, and you should read those documents as they, and not this description, define your rights as a holder of depositary shares. If any particular terms of the deposit agreement and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

        If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50,000,000. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

        The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

        If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders.

Conversion, Exchange and Redemption

        If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

        Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the preferred stock. The depositary will mail a notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share of the preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot, proportionate allocation or any other method.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

        When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder's depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

        Whenever (1) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the preferred stock, or (2) the depositary shall receive notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion or exchange of or any election on our part to call for redemption any preferred stock, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such conversion, exchange or redemption subject to the provisions of the deposit agreement.

Amendments

        We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (1) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (2) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

        We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, the deposit agreement will automatically terminate if:

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  the depositary has redeemed all related outstanding depositary shares; or

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  we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock to the holders of the related depositary shares.

        The depositary may likewise terminate the deposit agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.

Payment of Fees and Expenses

        We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any conversion, exchange or redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

        At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Reports

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary's obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us or the depositary to do so furnish us or the depositary, as applicable, with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of counsel or accountants, on any information that competent people provide to us or the depositary and on documents that we or the depositary believe are genuine.

 DESCRIPTION OF DEBT SECURITIES

        The following descriptions of the debt securities do not purport to be complete and are subject to and qualified in their entirety by reference to the form of indenture, which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.

        We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt ("Senior Debt Securities"), our senior subordinated debt ("Senior Subordinated Debt Securities"), our subordinated debt ("Subordinated Debt Securities") or our junior subordinated debt ("Junior Subordinated Debt Securities" and, together with the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the "Subordinated Securities"). The debt securities we offer will be issued under an indenture to be entered into between us and a trustee to be named therein. Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with "original issue discount," or "OID," because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

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  the title;

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  the aggregate principal amount;

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  whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

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  whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

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  the price or prices at which the debt securities will be issued;

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  the date or dates on which principal is payable;

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  the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

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  interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

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  the right, if any, to extend the interest payment periods and the duration of the extensions;

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  our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;

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  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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  the currency or currencies of payment of principal or interest;

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  the terms applicable to any debt securities issued at a discount from their stated principal amount;

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  the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

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  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

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  any provisions for the remarketing of the debt securities;

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  if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and

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  any other specific terms of any debt securities.

        The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

        Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

        Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.

Senior Debt Securities

        Payment of the principal of, and premium, if any, and interest on, Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

        Payment of the principal of, and premium, if any, and interest on, Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior

Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

        Payment of the principal of, and premium, if any, and interest on, Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated and senior subordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Junior Subordinated Debt Securities

        Payment of the principal of, and premium, if any, and interest on, Junior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated, senior subordinated and subordinated debt. We will set forth in the applicable prospectus supplement relating to any Junior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Junior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for shares of common stock or preferred stock or property of the company. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

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  the conversion or exchange price;

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  the conversion or exchange period;

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  provisions regarding the ability of us or the holder to convert or exchange the debt securities;

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  events requiring adjustment to the conversion or exchange price; and

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless (a) we will be the continuing corporation or (b) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations on the debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control of the company or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

        Unless otherwise indicated, the term "Event of Default," when used in the indenture with respect to the debt securities of any series, means any of the following:

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  failure to pay interest for 30 days after the date payment on any debt security of such series is due and payable; provided that an extension of an interest payment period by the company in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

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  failure to pay principal or premium, if any, on any debt security of such series when due, either at maturity, upon any redemption, by declaration or otherwise;

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  failure to make sinking fund payments when due;

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  failure to perform any other covenant in the indenture or the debt securities of such series ("other covenants") for 90 days after notice that performance was required;

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  events in bankruptcy, insolvency or reorganization of the company; or

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  any other Event of Default provided in the applicable resolution of our board of directors or the officer's certificate or supplemental indenture under which we issue such series of debt securities.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

        If an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of Senior Debt Securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of Senior Debt Securities may declare the entire principal amount of all of the series of Senior Debt Securities due and payable immediately.

        Similarly, if an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of Subordinated Securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of Subordinated Securities may declare the entire principal amount of all of the series of Subordinated Securities due and payable immediately.

        If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of Senior Debt Securities or Subordinated Securities, as the case may be, then the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the Senior Debt Securities or the Subordinated Securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

        If an Event of Default relating to events in bankruptcy, insolvency or reorganization of the company occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:

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  the holder has previously given to the trustee written notice of default and continuance of that default,

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  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action,

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  the requesting holders have offered the trustee reasonable security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action,

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  the trustee has not instituted the action within 60 days of the request, and

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  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

        Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of, and premium and interest, if any, on, such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

        We will be required to file annually with the trustee a certificate, signed by an officer of the company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

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  by the depositary for such registered global security to its nominee,

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  by a nominee of the depositary to the depositary or another nominee of the depositary, or

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  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as "participants," or persons that may hold interests through participants;

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  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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  any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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  ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

        The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

  •
  will not be entitled to have the debt securities represented by a registered global security registered in their names,

  •
  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form and

  •
  will not be considered the owners or holders of the debt securities under the indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of the company, the trustee or any other agent of the company or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any Subordinated Securities will be expressly made subject to the discharge and defeasance provisions of the indenture.

        We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time ("legal defeasance"). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default ("covenant defeasance"). We may effect legal defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due (whether at maturity, upon redemption, or otherwise) the principal of, and premium, if any, and interest on all outstanding debt securities of the series; and

  •
  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service, or a change in U.S. federal income tax law.

        Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

  •
  secure any debt securities,

  •
  evidence the assumption by a successor corporation of our obligations,

  •
  add covenants for the protection of the holders of debt securities,

  •
  cure any ambiguity or correct any inconsistency in the indenture,

  •
  establish the forms or terms of debt securities of any series and

  •
  evidence and provide for the acceptance of appointment by a successor trustee.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of Senior Debt Securities or Subordinated Securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

  •
  extend the final maturity of any debt security;

  •
  reduce the principal amount or premium, if any;

  •
  reduce the rate or extend the time of payment of interest;

  •
  reduce any amount payable on redemption;

  •
  change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;

  •
  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

  •
  modify any of the subordination provisions or the definition of senior indebtedness applicable to any Subordinated Securities in a manner adverse to the holders of those securities;

  •
  alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security when due; or

  •
  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

        The indenture contains limitations on the right of the trustee, should it become a creditor of the company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

        The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee's power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no incorporator and no past, present or future stockholder, officer or director of the company or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Law and Rules 327(b).

 DESCRIPTION OF SUBSCRIPTION RIGHTS

        We may issue subscription rights to purchase common stock, preferred stock or debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        The applicable prospectus supplement will describe the specific terms of any offering of subscription rights. These terms may include the following:

  •
  the price, if any, for the subscription rights;

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  the exercise price payable for debt securities, preferred stock, common stock, or other securities upon the exercise of the subscription rights;

  •
  the number of subscription rights issued or to be issued to each stockholder;

  •
  the number and terms of debt securities, preferred stock, common stock, or other securities which may be purchased per subscription right;

  •
  the extent to which the subscription rights are transferable;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

  •
  the date on which the holder's ability to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

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  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such subscription rights; and

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  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

        The description in the applicable prospectus supplement of any subscription rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

 DESCRIPTION OF WARRANTS

        We may offer warrants for the purchase of common stock, preferred stock, depositary shares or debt securities. We will describe the particular terms of the warrants we offer in a prospectus supplement. The following description outlines some of the general terms and provisions of the warrants and is subject to and qualified in its entirety by the warrant agreement and the related warrant certificates. The warrant agreement and the related warrant certificates will be filed with the SEC each time we issue warrants, and you should read those documents as they, and not this description, define your rights as a holder of warrants. If any particular terms of the warrant agreement and the related warrant certificates described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

Stock Warrants

        General.    Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:

  •
  the type and number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;

  •
  the date, if any, on and after which such stock warrants and related offered securities will be separately tradeable;

  •
  the offering price of such stock warrants, if any;

  •
  the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;

  •
  the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;

  •
  a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;

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  call provisions of such stock warrants, if any;

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  anti-dilution provisions of the stock warrants, if any;

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  information relating to any preferred stock or depositary shares purchasable upon exercise of such stock warrants; and

  •
  any other terms of the stock warrants.

        Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise, and will not be entitled to any dividend payments on such capital stock purchasable upon such exercise.

        Exercise of Stock Warrants.    Each stock warrant will entitle the holder to purchase such number of shares of common stock, preferred stock or depositary shares, as the case may be, at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.

        Stock warrants may be exercised in the manner set forth in the prospectus supplement relating to the stock warrants. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of common stock, preferred stock or depositary shares purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants. The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Debt Warrants

        General.    Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

  •
  the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

  •
  the date, if any, on and after which such debt warrants and any related offered securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

  •
  the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

  •
  a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;

  •
  whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

  •
  call provisions of such debt warrants, if any; and

  •
  any other terms of the debt warrants.

        Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal, premium or interest on the debt securities purchasable upon such exercise.

        Exercise of Debt Warrants.    Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.

        Debt warrants may be exercised in the manner set forth in the prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants. The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts for the purchase or sale of common stock, preferred stock or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each stock purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any stock purchase contract by delivering the cash value of such stock purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a stock purchase contract. The price per security and the number of securities may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable stock purchase contracts.

        The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

        The prospectus supplement relating to any stock purchase contracts or stock purchase units we may offer will contain the specific terms of the stock purchase contracts or stock purchase units. These terms may include the following:

  •
  whether the stock purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock, or debt securities, and the nature and amount of each of those securities, or method of determining those amounts;

  •
  whether the stock purchase contracts are to be prepaid or not;

  •
  whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

  •
  any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

  •
  whether the stock purchase contracts will be issued in fully registered global form.

        The description in the applicable prospectus supplement of any stock purchase contract or stock purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable stock purchase contract or stock purchase unit, which will be filed with the SEC if we offer stock purchase contracts or stock purchase units.

 PLAN OF DISTRIBUTION

General

        We may sell the securities covered by this prospectus in one or more of the following ways from time to time, including without limitation:

  •
  to or through underwriters or dealers for resale to the purchasers;

  •
  directly to one or more purchasers;

  •
  through agents or dealers to the purchasers; or

  •
  through a combination of any of these methods of sale.

        A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

  •
  the terms of the offering;

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any delayed delivery arrangements;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange on which the securities may be listed.

        If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

  •
  privately negotiated transactions;

  •
  at a fixed public offering price or prices, which may be changed;

  •
  in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

        We may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

        Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

        The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplemental will set forth any commissions we pay for solicitations of these delayed delivery contracts.

        If underwriters are used in the sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

Indemnification

        Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Market-Making, Stabilization and Other Transactions

        There is currently no market for any of the offered securities, other than the common stock which is listed on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

        In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

        The consolidated financial statements of DineEquity, Inc. appearing in Dine Equity Inc.'s Annual Report on Form 10-K for the year ended December 31, 2008, and DineEquity Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Applebee's International, Inc. and subsidiaries for the year ended December 31, 2006 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph regarding a change in accounting for stock-based compensation upon adoption of Financial Accounting Standards Board Statement No. 123 (R), Share-Based Payment). Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts are estimates.

SEC registration fee	$11,160
Printing fees and expenses	—
Accounting fees and expenses	100,000
Legal fees and expenses	200,000
Transfer agent and registrar fees	10,000
Rating agency fees	—
Trustee fees and expenses	—
Miscellaneous	28,840

Total	$350,000

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law ("DGCL") permits the board of directors of a corporation to indemnify any person against expenses (including attorneys' fees), judgments, fines and amount paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the registrant, as the case may be, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        The registrant's restated certificate of incorporation provides that no director will be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation or law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

        Additionally, Article VIII of the registrant's amended bylaws provides that the registrant will indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their activities in such capacities. In addition, the registrant has insurance policies that provide liability coverage to directors and officers while acting in such capacities.

Item 16.    Exhibits.

1.1	Form of Underwriting Agreement relating to common stock, preferred stock, depositary shares, debt securities, subscription rights, warrants, stock purchase contracts and stock purchase units.*
3.1	Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to Form 8-K filed on June 2, 2008).
3.1	Amended Bylaws (incorporated by reference from Exhibit 3.2 to Form 8-K filed on June 2, 2008).
4.1	Form of Indenture (previously filed with our Registration Statement on Form S-3 filed on July 28, 2009).
4.2	Form of Senior Debt Securities (included in Exhibit 4.1).
4.3	Form of Senior Subordinated Debt Securities (included in Exhibit 4.1).
4.4	Form of Subordinated Debt Securities (included in Exhibit 4.1).
4.5	Form of Junior Subordinated Debt Securities (included in Exhibit 4.1).
4.6	Certificate of Designations of Series A Perpetual Preferred Stock (incorporated by reference from Exhibit 3.1 to Form 8-K filed on June 2, 2008).
4.7	Certificate of Designations of Series B Convertible Preferred Stock (incorporated by reference from Exhibit 3.1 to Form 8-K filed on June 2, 2008).
4.8	Form of Certificate of Designations of Preferred Stock.*
4.9	Form of Deposit Agreement (including form of Depositary Receipt).*
4.10	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).*
4.11	Form of Warrant Agreement (Stock) (including form of Stock Warrant).*
4.12	Form of Warrant Agreement (Debt) (including form of Debt Warrant).*
4.13	Form of Stock Purchase Contract Agreement.*
4.14	Form of Stock Purchase Contract.*
4.15	Form of Stock Purchase Unit Agreement.*
4.16	Form of Stock Purchase Unit.*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (previously filed with our Registration Statement on Form S-3 filed on July 28, 2009).
12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee under the Indenture.**

*
To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

    individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining any liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the "Trust Indenture Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, DineEquity, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on September 4, 2009.

DINEEQUITY, INC.
By:	/s/ JULIA A. STEWART Julia A. Stewart Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Julia A. Stewart	Chairman and Chief Executive Officer (Principal Executive Officer)	September 4, 2009
* John F. Tierney	Chief Financial Officer (Principal Financial Officer)	September 4, 2009
* Greggory Kalvin	Vice President, Corporate Controller (Principal Accounting Officer)	September 4, 2009
* Larry Alan Kay	Director	September 4, 2009
* Howard M. Berk	Director	September 4, 2009
Daniel J. Brestle	Director	September 4, 2009
* H. Frederick Christie	Director	September 4, 2009
* Richard J. Dahl	Director	September 4, 2009
* Frank Edelstein	Director	September 4, 2009
* Michael S. Gordon	Director	September 4, 2009
* Caroline W. Nahas	Director	September 4, 2009
* Gilbert T. Ray	Director	September 4, 2009
* Patrick W. Rose	Director	September 4, 2009

*By:	/s/ JULIA A. STEWART Julia A. Stewart, Attorney- in-fact

 Exhibit Index

1.1	Form of Underwriting Agreement relating to common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, stock purchase contracts and stock purchase units.*
3.1	Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to Form 8-K filed on June 2, 2008).
3.1	Amended Bylaws (incorporated by reference from Exhibit 3.2 to Form 8-K filed on June 2, 2008).
4.1	Form of Indenture (previously filed with our Registration Statement on Form S-3 filed on July 28, 2009).
4.2	Form of Senior Debt Securities (included in Exhibit 4.1).
4.3	Form of Senior Subordinated Debt Securities (included in Exhibit 4.1).
4.4	Form of Subordinated Debt Securities (included in Exhibit 4.1).
4.5	Form of Junior Subordinated Debt Securities (included in Exhibit 4.1).
4.6	Certificate of Designations of Series A Perpetual Preferred Stock (incorporated by reference from Exhibit 3.1 to Form 8-K filed on June 2, 2008).
4.7	Certificate of Designations of Series B Convertible Preferred Stock (incorporated by reference from Exhibit 3.1 to Form 8-K filed on June 2, 2008).
4.8	Form of Certificate of Designations of Preferred Stock.*
4.9	Form of Deposit Agreement (including form of Depositary Receipt).*
4.10	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).*
4.11	Form of Warrant Agreement (Stock) (including form of Stock Warrant).*
4.12	Form of Warrant Agreement (Debt) (including form of Debt Warrant).*
4.13	Form of Stock Purchase Contract Agreement.*
4.14	Form of Stock Purchase Contract.*
4.15	Form of Stock Purchase Unit Agreement.*
4.16	Form of Stock Purchase Unit.*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (previously filed with our Registration Statement on Form S-3 filed on July 28, 2009).
12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee under the Indenture.**

*
To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
RISK FACTORS
FORWARD-LOOKING STATEMENTS
THE COMPANY
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF SUBSCRIPTION RIGHTS
DESCRIPTION OF WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
Exhibit Index